Cartoon Acquisition, Inc., First Amendment to Form 8-K dated September 8, 2006

Exhibit 99.4(2)

(Reproduction of) Certificate of (SEC-Related) Mailings dated September 18, 2006

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

In Re:
Cartoon Acquisition, Inc.,
a Delaware corporation	Commission File No. 000-50411
Registrant

CERTIFICATE OF MAILINGS

     I, Randolph S. Hudson, certify that on or before September 19, 2006, I will mail or have mailed true, complete, and correct copies of the documents described hereinbelow respective to the addressees, in accordance with the Commission's rules applicable to the type(s) of filings being mailed to each addressee and required by the Commission's rules.

Name and Address of Recipient	Description of Documents

James W. Margulies	1.	Letter Requesting Compliance with Section 16(a) of the
Suite 250		Exchange Act.
30100 Chagrin Boulevard
Pepper Pike, Ohio 44124-5777

John J. Marchaesi, C. P. A.	1.	Copy of Disclosures Made to Commission on September
Suite A-4		8, 2006 in Form 8-K Report.
945 East Henrietta Road
Rochester, New York 14623-1419	2.	Copy of Letter Requesting Reply to the Commission
		to Confirm Facts Reported by the Registrant.

Michael T. Studer, CPA, P. C.	1.	Copy of Form 8-K Report, dated September 8, 2006,
Suite 311		with Audit Committee Recommendations,
18 East Sunrise Highway		Information Regarding the Departure of John J. Marchaesi,
Freeport, New York 11520-3902		C. P. A., and Information on the Registrant's Guaranty to
		Troso.

Filers' Data Processing Department	1.	(8) Copies of Form 8-K Report, dated September 8, 2006,
Attention: Confirmed Paper Filings		required by General Instruction "E" of Form 8-K.
Securities and Exchange Commission
100 F Street, Northeast
Washington, D. C. 20549-2000

DATED: September 18, 2006

		/s/ Randolph S. Hudson

		Randolph S. Hudson